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                                                           EXHIBIT A


    The undersigned hereby agree that, pursuant to Rule 13d-1(f)(1)(iii) promulgated by the Securities and Exchange Commission, the Schedule 13D of which this Exhibit A is a part is being filed on behalf of each of the undersigned in satisfaction of their respective filing obligations under the Securities Exchange Act of 1934, as amended.


                                /s/ Jerome Kalishman
Dated:  June 1, 1995            -------------------------
                                Jerome Kalishman



                                /s/ Nancy F. Kalishman
Dated:  June 1, 1995            -------------------------
                                Nancy F. Kalishman



Dated:  June 1, 1995            XANADU INVESTMENTS, L.P.

                                By:  JEROME KALISHMAN REVOCABLE TRUST

                                /s/ Jerome Kalishman
                                -------------------------
                                Jerome Kalishman, Trustee